Exhibit 99.1

LIQTECH INTERNATIONAL, INC. AND SUBSIDIARIES

PROFORMA FINANCIAL STATEMENTS

         The following unaudited proforma condensed consolidated balance sheet gives effect to the private placement of 6,300,000 common shares on the balance sheet of LIQTECH INTERNATIONAL, INC. as of March 31, 2017, accounting for the transaction using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of March 31, 2017. The transaction was completed on May 12, 2017.

         The proforma condensed consolidated financial statements should be read in conjunction with the separate consolidated financial statements and related notes thereto of LIQTECH INTERNATIONAL, INC.

LIQTECH INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

	As of	Proforma	Proforma As of
	March, 31	Adjustment	March 31,
	2017		2017
	Unaudited
Current Assets:
Cash	$515,467	$1,575,000	$2,090,467
Accounts receivable, net	1,269,240		1,269,240
Other receivables	310,384		310,384
Cost in excess of billing	615,313		615,313
Inventories	5,223,700		5,223,700
Prepaid expenses	122,981		122,981

Total Current Assets	8,057,085	1,575,000	9,632,085

Property and Equipment, net accumulated depreciation	2,482,797		2,482,797

Other Assets:
Investments at costs	5,354		5,354
Other intangible assets	4,775		4,775
Deposits	264,119		264,119

Total Other Assets	274,248		274,248

Total Assets	$10,814,130	$1,575,000	$12,389,130

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

LIQTECH INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

	As of	Proforma	Proforma As of
	March, 31	Adjustment	March 31,
	2017		2017
Current Liabilities:	Unaudited
Current portion of notes payable	$14,244		$14,244
Current portion of capital lease obligations	91,405		91,405
Accounts payable	2,489,643		2,489,643
Accrued expenses	2,526,506		2,526,506
Billing in excess of cost	47,145		47,145
Accrued income taxes payable	580		580
Deferred revenue / customers deposits	142,940		142,940
Total Current Liabilities	5,312,463		5,312,463
Long-term notes payable, less current portion	36,821		36,821
Long-term capital lease obligations, less current portion	20,993		20,993
Total Long-Term Liabilities	57,814		57,814
Total Liabilities	5,370,277		5,370,277
Commitment and Contingencies
Stockholders' Equity:
Common stock; par value $0.001, 100,000,000 shares authorized 36,929,264 shares issued and outstanding at March 31, 2017 and 43,229,264 shares issued and outstanding after the private placement offering on May 12, 2017.	36,929	6,300	43,229
Additional paid-in capital	36,144,024	1,568,700	37,712,724
Accumulated deficit	(24,844,613)		(24,844,613)
Deferred compensation	(112,383)		(112,383)
Other comprehensive income, net	(5,780,104)		(5,780,104)
Total Stockholders' Equity	5,443,853	$1,575,000	7,018,853
Total Liabilities and Stockholders' Equity	$10,814,130	$1,575,000	$12,389,130

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

LIQTECH INTERNATIONAL, INC. AND

PROVITAL SOLUTIONS A/S

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – LIQTECH INTERNATIONAL, INC. AND SUBSIDIARIES

The terms "Company", “us", "we" and "our" as used in this report refer to LiqTech International, Inc., a Nevada corporation organized in July 2004, (“Parent”) and its subsidiaries . The Company engages in the development, design, production, marketing and sale of liquid filters, diesel particulate air filters and kiln furniture in United States, Canada, Europe, Asia and South America.

NOTE 2 – FUNCTIONAL CURRENCY

The functional currency of LIQTECH INTERNATIONAL, Inc. is the U.S. Dollar. The Company’s reporting currency is U.S. Dollar for the purpose of these unaudited proforma financial statements. The foreign subsidiaries balance sheet accounts are translated into U.S. dollars at the period-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

NOTE 3   PROFORMA ADJUSTMENTS / PRIVATE PLACEMENT OFFERING

On May 12, 2017, the Parent completed a private placement of 6,300,000 shares of its common stock at a per share price of $0.25 for aggregate proceeds to Parent of $1,575,000. Immediately prior to the closing of the private placement, Parent had 36,929,264 of its common stock issued and outstanding, and after the issuance of the 6,300,000 shares of common stock in the private placement, or 17.1% of the total shares of common stock issued and outstanding immediately prior to the closing of the private placement, Parent has 43,229,264 shares issued and outstanding as of the date of this Report. The private placement was completed pursuant to Rule 506 of Regulation D and/or Regulation S of the Securities Act. In connection with the private placement, each investor executed a subscription agreement, which contains customary representations and warranties of Parent and of each investor. The private placement was made directly by Parent and no underwriter or placement agent was engaged by Parent.